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                                                                   EXHIBIT 10.41

                             REVOLVING CREDIT NOTE
                             ---------------------


$15,000,000.00                                           As of August 21, 1998
                                                            New York, New York


     FOR VALUE RECEIVED, BANKVEST CAPITAL CORP., a Massachusetts corporation, having an office at 200 Nickerson Road, Marlborough, MA 01752 (the "Borrower"), hereby promises to pay to the order of FLEET BANK N.A. (the "Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000.00) or the aggregate unpaid principal amount at the close of business on the Commitment Termination Date of the Revolving Credit Loans made to the Borrower by the Lender pursuant to the Credit Agreement (as hereinafter defined), whichever is less, on the Commitment Termination Date, and to pay interest on the unpaid principal amount of the Revolving Credit Loans monthly in arrears on the ___ day of each month, in like money and funds, for the period commencing with the first month immediately following the date a Revolving Credit Loan is made until such Revolving Credit Loan shall be paid in full, at the rate per annum (computed on the basis of a 365-day year and actual days elapsed) set forth in the Credit Agreement. Any amount of principal and, to the extent permitted by law, interest not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest (computed on the basis of a 365-day year and actual days elapsed) from the date when due until said amount is paid in full at a rate per annum equal to the Post-Default Rate, and all such interest shall be payable on demand.

     Anything herein to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Lender to the extent that the Lender's receipt thereof would not be permissible under the law or laws applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to the Lender, if at all, on the earliest interest payment date or dates on which the receipt thereof would be permissible under such laws applicable to the Lender
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limiting rates of interest which may be charged or collected by the Lender.

     Payments of both principal and interest on this Revolving Credit Note are to be made no later than 11:00 a.m. New York City time at the office of the Lender at 1185 Avenue of the Americas, New York, New York 10036 or such other place as the Lender shall designate to the Borrower in writing. Pursuant to
Section 2.10 of the Credit Agreement, the Lender shall have the option of causing any payment due under this Revolving Credit Note to be made by means of debiting the amount of such payment from any ordinary deposit account of the Borrower maintained with the Lender.

     This Revolving Credit Note may be prepaid from time to time in accordance with the terms of the Credit Agreement.

     The Lender is hereby authorized by the Borrower to record on the schedule annexed to this Revolving Credit Note (or on a supplemental schedule thereto) the amount of each Revolving Credit Loan made by the Lender under the Credit Agreement and the amount of each payment or prepayment of principal of the Revolving Credit Loan received by the Lender, it being understood however that failure to make any such notation shall not affect the rights of the Lender or the obligations of the Borrower hereunder or under the Credit Agreement in respect of the Revolving Credit Loans.

     This Revolving Credit Note is the Revolving Credit Note referred to in
Section 2.9 of, and is entitled to the benefits and subject to the terms and conditions of, the Credit Agreement dated as of August 21, 1998, among the Borrower and the Lender (such Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time, being referred to as the "Credit Agreement"), and evidences the Revolving Credit Loans made by the Lender thereunder. This Revolving Credit Note is entitled to certain security as further described in the Credit Agreement. Capitalized terms used in this Revolving Credit Note and not otherwise defined herein have the respective meanings assigned to them in the Credit Agreement.

     Upon the occurrence of an Event of Default, the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon

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the conditions and with the effect provided in the Credit Agreement.

     The Borrower agrees to pay costs of collection and reasonable attorneys' fees and disbursements in case default occurs in the payment of this Revolving Credit Note. The Borrower hereby waives presentment, demand for payment, protest, notice of protest and notice of non-payment hereof.

     This Revolving Credit Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to its principles of conflict of laws.


                                               BANKVEST CAPITAL CORP.



                                               By:_________________________
                                                  Name:
                                                 Title:

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                       SCHEDULE TO REVOLVING CREDIT NOTE


     This Revolving Credit Note evidences the Revolving Credit Loans made under the within described Credit Agreement made on the dates set forth below, subject to the payments or prepayments of principal set forth below:

                    PRINCIPAL
DATE OF             AMOUNT OF         PRINCIPAL
REVOLVING           REVOLVING         AMOUNT PAID      BALANCE
CREDIT LOAN         CREDIT LOAN       OR PREPAID       OUTSTANDING    INITIALS
-------------       -----------       -----------      -----------    --------

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